SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549

                               FORM 8-K


                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       October 9, 2003



                         THE YORK WATER COMPANY
         (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690                    23-1242500
(State or other jurisdiction   (Commission            (I.R.S. Employer
 of incorporation)             File Number)        Identification No.)



130 East Market Street, York, Pennsylvania                       17401
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number including Area Code         717-845-3601




     (Former name or former address, if changed since last report.)

                         THE YORK WATER COMPANY

                                FORM 8-K



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On October 7, 2003, Stambaugh Ness, P. C., the Registrant's principal accountants, notified the Registrant that it will decline to stand for appointment after completion of the current audit for calendar year 2003. Stambaugh Ness, P. C. has chosen not to continue to provide independent auditing services to companies who report to the Securities and Exchange Commission. The York Water Company has initiated its effort to engage a replacement independent accountant.

     In connection with the audits of the two fiscal years ended December 31, 2002, and the subsequent interim periods through June 30, 2003, there were no disagreements with Stambaugh Ness, P. C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Stambaugh Ness' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

     The audit reports of Stambaugh Ness, P. C. on the financial statements of The York Water Company as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. We have provided Stambaugh Ness, P.C. with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Stambaugh Ness' letter, dated October 9, 2003, stating that it has found no basis for disagreement with such statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

(a)  Exhibits.

     16.1  Letter Stambaugh Ness, P.C., dated October 9, 2003

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              The York Water Company
                                                  (Registrant)


Dated:  October 9, 2003                  By:  /S/ KATHLEEN M. MILLER
                                                      (Kathleen M. Miller)
                                                      Chief Financial Officer

                              Exhibit 16.1


October 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 9, 2003 of The York Water Company and are in agreement with the statements contained in the paragraphs.



/S/STAMBAUGH NESS, PC